Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

THIRD QUARTER RESULTS

Minneapolis, MN (October 16, 2008)  -  Winmark Corporation (Nasdaq; WINA) announced today net income for the quarter ended September 27, 2008 of $1,350,800, or $.24 per share diluted, compared to net income of $1,131,500, or $.20 per share diluted, in 2007.  For the nine months ended September 27, 2008, net income was $3,218,600, or $.58 per share diluted, compared to net income of $2,191,800, or $.39 per share diluted, for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “Our results were favorable due to the strength of our retail brands and the skill and hard work of our franchisees.  Our leasing business did not grow in this quarter and we do not expect fast growth in this tough economic environment.”

Winmark Corporation creates, supports and finances business.  At September 27, 2008, there were 866 franchises in operation under the brands Play It Again Sports®, Once Upon A Child®, Plato’s Closet® and Music Go Round® and there were 58 territories in operation under the Wirth Business Credit® brand.  An additional 40 retail franchises and 2 Wirth Business Credit® territories have been awarded but are not open.  In addition, at September 27, 2008, the Company had loans and leases equal to $47.8 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	September 27, 2008	December 29, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$2,901,400	$1,253,000
Receivables, less allowance for doubtful accounts of $49,500 and $52,200	2,091,000	2,312,300
Net investment in leases – current	17,359,300	10,451,100
Income tax receivable	—	166,300
Inventories	106,000	145,000
Prepaid expenses	1,021,500	1,104,900
Deferred income taxes	208,200	208,200
Total current assets	23,687,400	15,640,800

Net investment in leases – long-term	28,433,500	31,435,400
Long-term investments	7,214,800	7,496,500
Long-term receivables, net	44,000	59,700
Property and equipment, net	595,500	667,400
Other assets	677,500	625,800
Deferred income taxes	1,021,200	1,021,200
	$61,673,900	$56,946,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current line of credit	$3,774,800	$7,553,600
Current renewable subordinated notes	7,992,600	3,535,900
Accounts payable	1,085,400	1,414,100
Income tax payable	62,100	—
Accrued liabilities	2,730,100	2,501,900
Current discounted lease rentals	962,300	27,400
Current rents received in advance	99,200	73,900
Current deferred revenue	962,600	1,132,300
Total current liabilities	17,669,100	16,239,100

Long-term line of credit	10,241,900	8,685,000

Long-term renewable subordinated notes	12,924,300	17,486,000

Long-term discounted lease rentals	1,474,500	—

Long-term rents received in advance	1,732,500	1,312,000

Long-term deferred revenue	643,200	556,000

Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,512,453 and 5,417,775 shares issued and outstanding	1,407,100	305,900
Retained earnings	15,581,300	12,362,800

Total shareholders’ equity	16,988,400	12,668,700
	$61,673,900	$56,946,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
REVENUE:
Royalties	$5,740,600	$5,208,700	$16,376,000	$15,208,100
Leasing income	2,060,400	1,173,200	5,920,000	2,944,700
Merchandise sales	777,600	797,600	2,685,400	3,250,300
Franchise fees	431,900	584,100	1,345,500	1,301,500
Other	117,700	188,200	396,000	436,700
Total revenue	9,128,200	7,951,800	26,722,900	23,141,300
COST OF MERCHANDISE SOLD	730,800	764,300	2,565,400	3,119,500
LEASING EXPENSE	471,000	268,700	1,420,000	601,900
PROVISION FOR CREDIT LOSSES	571,800	142,100	1,226,100	421,800
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,744,100	4,587,500	15,068,400	14,390,400
Income from operations	2,610,500	2,189,200	6,443,000	4,607,700
LOSS FROM EQUITY INVESTMENTS	(145,200)	(92,400)	(281,700)	(344,600)
INTEREST EXPENSE	(309,600)	(381,300)	(998,200)	(1,101,900)
INTEREST AND OTHER INCOME	114,500	122,500	246,300	423,300
Income before income taxes	2,270,200	1,838,000	5,409,400	3,584,500
PROVISION FOR INCOME TAXES	(919,400)	(706,500)	(2,190,800)	(1,392,700)
NET INCOME	$1,350,800	$1,131,500	$3,218,600	$2,191,800
EARNINGS PER SHARE – BASIC	$.24	$.21	$.58	$.40
EARNINGS PER SHARE – DILUTED	$.24	$.20	$.58	$.39
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	5,522,188	5,437,805	5,519,265	5,490,077
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	5,548,461	5,555,770	5,548,473	5,610,951